UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2006

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 23, 2006, Peabody Energy Corporation ("Peabody") announced via press release that its board of directors authorized a two-for-one stock split on all shares of its common stock. The stock split entitles all shareholders of record at the close of business on February 7, 2006 to receive a dividend of one share of Peabody common stock for every share held on that date. The stock dividend will be distributed on February 22, 2006, and the stock will begin trading ex-split on February 23, 2006.

The board of directors also authorized an increase in the regular quarterly dividend on common stock of 26 percent to $0.12 per share (on a pre-split basis). The regular quarterly dividend will be paid prior to the stock split on February 22, 2006 to shareholders of record on February 7, 2006. A copy of Peabody's press release is attached hereto as Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 24, 2006	By:	Jeffery L. Klinger

Name: Jeffery L. Klinger
Title: Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Peabody Energy Corporation dated January 23, 2006.